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                                                                    EXHIBIT 23.2


                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                              ACCOUNTANTS' CONSENT


The Board of Directors
True North Communications Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-4 of True North Communications Inc. of our report dated May 16, 1997, relating to the consolidated statements of operations, cash flows, and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for each of the years in the two-year period ended March 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of True North Communications Inc.

                              KPMG PEAT MARWICK LLP

                              /s/ KPMG PEAT MARWICK LLP


Omaha, Nebraska
July 7, 1998